Exhibit 10.15(a)

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

EXECUTION VERSION

AEON BIOPHARMA, INC.

FIRST AMENDMENT

TO THE

LICENSE AND SUPPLY AGREEMENT

This First Amendment to the License and Supply Agreement (this “Amendment”), is made and entered into as of July 29, 2022, by and between AEON Biopharma, Inc., a Delaware corporation (the “AEON”), and Daewoong Pharmaceutical Co., Ltd, a corporation organized and existing under the laws of the Republic of Korea (“Daewoong”).

WHEREAS: AEON and Daewoong entered into that certain License and Supply Agreement, dated as of December 20, 2019 (the “Agreement”); and

WHEREAS: AEON and Daewoong desire to amend the Agreement as set forth herein.

NOW, THEREFORE: For good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby covenant and agree to be bound as follows:

1.Capitalized Terms.  Capitalized terms used herein and not otherwise defined herein shall have the respective meanings assigned to them in the Agreement.

2.Amendment.  Section 1.37 of the Agreement (the defined term “Territory”) is hereby amended and restated in its entirety to read as follows:

“1.37 “Territory” means the United States of America and its territories and possessions, the EU, Australia, Canada, Russia, the CIS, South Africa, Israel, Liechtenstein, New Zealand, Norway, Switzerland, Turkey, the U.K. and, solely with respect to the treatment of migraine headaches, [***] and [***] upon [***] in such countries. As used herein, (a) “EU” means all of the European Union member states as of the applicable time during the Term and (b) CIS means all of the Commonwealth of Independent members states as fo the applicable time during the Term.  From time to time in this Agreement, all regions within the Territory other than the United States of America and its territories and possessions are sometimes referred to herein as the “Non-US Territory,” and the United States and its territories and possessions are referred to as the “US Territory.””

3.Release of Claims. AEON and each of its past and present affiliates, subsidiaries, divisions, parent companies, successors, assigns, agents, officers, owners, shareholders, partners, directors, employees, attorneys, insurers, and other legal representatives (“Releasors”) fully and forever release, relinquish, acquit and discharge, and covenant not to sue, assert, or maintain against Daewoong, Daewoong Co., Ltd. and their affiliates and their respective successors, assigns, subsidiaries, divisions, parent companies, agents, employees, officers, directors, insurers, attorneys, owners, shareholders, partners, and other legal representatives from any and all claims, demands, damages, liabilities, obligations, causes of action, proceedings, actions, demands, suits, costs, obligations, duties, expenses, compensation in any form, including attorneys’ fees and statutory, compensatory, exemplary, punitive, or other damages, howsoever arising or occurring, whether at law or in equity, arising from, related to, or sharing a common nexus of facts with any and all claims asserted by Medytox, Inc. and/or Allergan plc

[***], and any and all claims within the scope of or arising from the settlement agreement between AEON and Medytox entered into on June 21, 2021.  [***].

Releasors expressly waive and relinquish, to the fullest extent permitted by law, the provisions, rights, and benefits conferred by any law of any state or territory of the United States, or principle of common law, or international or foreign law, which would limit the scope of the release provided above, including any provision which is similar, comparable, or equivalent to Section 1542 of the California Civil Code, which provides: A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.  Releasors acknowledge that they may hereafter discover facts in addition to or different from those which they now believe to be true with respect to the subject matters of the claims released herein, but hereby stipulate and agree that they have fully, finally, and forever settled and released any and all such claims, whether known or unknown, suspected or unsuspected, contingent or non-contingent, concealed or hidden, which now exist or heretofore existed upon any theory of law or equity, without regard to the discovery or existence of such different or additional facts.

4.Effective Date. This Amendment shall be effective upon the execution hereof by AEON and Daewoong.

5.No Further Amendment. Except as expressly amended or modified hereby, all terms and conditions of the Agreement are hereby ratified and confirmed and shall remain in full force and effect. In the event of a conflict between the terms of the Agreement and the terms of this Amendment, the terms of this Amendment shall control.

6.Effect of Amendment.  This Amendment shall form a part of the Agreement for all purposes, and each party thereto and hereto shall be bound hereby. From and after the execution of this Amendment by the parties hereto, any reference in the Agreement to “this Agreement,” “hereof,” “herein,” “hereunder” and words or expressions of similar import shall be deemed a reference to the Agreement as amended hereby.

7.Governing Law.  This Amendment and all rights and liabilities of Parties hereunder shall be governed and construed in accordance with the laws of the State of New York, without giving effect to that body of laws pertaining to conflicts of laws.

8.Captions.  All articles and section headings or captions contained in this Amendment are inserted only as a matter of convenience and for reference and in no way define, limit, extend or describe the scope of this Amendment or the intent of any provision thereof.

9.Severability.  If any provision of this Amendment or application to any party or circumstance shall be determined by any court of competent jurisdiction to be invalid or unenforceable to any extent, the remainder of this Amendment or the application of such provision to any other party or circumstances shall not be affected thereby, and each provision shall be valid and shall be enforced to the fullest extent permitted by law.

10.Counterparts. This Amendment may be executed in counterparts, and execution by each of the parties hereto of any one of such counterparts will constitute due execution of this Amendment.  Each such counterpart hereof shall be deemed to be an original instrument, and all such counterparts together shall constitute but one agreement.  Execution and delivery of this Amendment by facsimile by either party hereto shall be legal, valid, and binding to the same extent as an original signature.

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IN WITNESS WHEREOF, each of the undersigned has executed this First Amendment to the License and Supply Agreement as of the date first written above.

COMPANY:

AEON BIOPHARMA, INC.

By:	/s/ Marc Forth
Name:	Marc Forth
Title:	President and Chief Executive Officer

DAEWOONG:

DAEWOONG PHARMACEUTICAL CO., LTD.

By:	/s/Sengho Jeon
Name:	Sengho Jeon
Title:	President & CEO

[Signature Page to First Amendment to the License and Supply Agreement]